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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Tele-Communications, Inc. of our report, dated March 18, 1996, relating to the combined balance sheets of TCI Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Tele- Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for the periods subsequent to the mergers of TCI Communications, Inc. and Liberty Media Corporation on August 4, 1994 and refers to the effects of not consolidating the TCI Group's interest in the Telephony Group for all periods.

                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP

Denver, Colorado
January 13, 1997